UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2021  (November 9, 2021)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

DE	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, TX 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Stock Market LLC
Warrants to purchase common stock	THWWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Linda R. Medler, age 65, to serve as a Class II member of the Board, effective January 1, 2022 until her current term expires as of the date of the Company’s 2023 annual meeting of stockholders.  Ms. Medler will serve as a member of the Audit Committee and Compensation Committee of the Board and qualifies as an independent director under the independence standards established by the Nasdaq Stock Market. The Company announced the appointment of Ms. Medler in its November 16, 2021 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Ms. Medler has more than 20 years of experience managing cutting-edge cyber and technology strategies for highly regulated public and private financial institutions as well as within the highest levels of government.  In 2014, Ms. Medler completed 30 years of total military service, including 27 years of service in the U.S. Air Force, retiring as a Brigadier General. Her last position held was Director of Capability and Resource Integration for the United States Cyber Command. She currently is Founder, President and CEO of L A Medler & Associates, LLC, providing cyber strategy and operational consulting services to a variety of commercial clients.   Ms. Medler previously served from June 2015 to December 2017 as the Chief Information Security Officer and Director of IT Security for Raytheon Missile Systems, a major business unit of Raytheon Company (now Raytheon Technologies), a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. She remained at Raytheon as a Cyber Advisor until 2018.  During her Air Force military service, from 1987 to 2014, she served in a myriad of leadership positions, and commanded units at the Squadron, Group and Wing level, as well as serving multiple assignments for the Joint Chiefs of Staff.   Ms. Medler currently sits on the Board of Directors for PNC Financial Services Group, and TransAmerica Insurance (AEGON North America), as well as Operation Homefront, a national nonprofit supporting Veterans and their families.  For her current boards, she will Chair the Risk Committee for TransAmerica in 2022, and sits on a number of  risk, compliance, technology, and nominating and governance committees.  Ms. Medler received a BBA in Management & Computer Information Systems from the University of Arkansas at Little Rock, an MS in National Security & Strategic Studies from the Naval War College, and an MBA in Management Information Systems Concentration from the University of Arizona.

Ms. Medler will enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019.

Ms. Medler will receive compensation for her Board and committee memberships based upon the levels described for non-employee directors in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release November 16, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: November 16, 2021		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary

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